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TABLE OF CONTENTS Prospectus Supplement

Pursuant to Rule 424(b)(7)
Registration No. 333-179771

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit or Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, par value $0.001 per share	5,750,000	$38.50	$221,375,000	$25,369.58

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant's common shares as reported on the New York Stock Exchange on May 4, 2012.

(3)
The registration fee is calculated and being paid pursuant to Rule 457(r) under the Securities Act, and relates to the Registration Statement on Form S-3 (File No. 333-179771) filed by the registrant on February 28, 2012.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-

PROSPECTUS SUPPLEMENT

5,000,000 Shares

TAL INTERNATIONAL GROUP, INC.

Common Stock

          The selling stockholders are selling 5,000,000 shares of our common stock. We will not receive any proceeds from the sale of shares to be offered by the selling stockholders.

          Our shares trade on the New York Stock Exchange under the symbol "TAL". On May 3, 2012, the last sale price of the shares as reported on the New York Stock Exchange was $41.52 per share.

          Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-3 of this prospectus supplement and page 13 of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated herein by reference.

          The underwriter has agreed to purchase the common stock from the selling stockholders at a price of $38.50 per share, which will result in $192,500,000 of proceeds to the selling stockholders before expenses. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

          The underwriter may also exercise its option to purchase up to an additional 750,000 shares from the selling stockholders, at the price per share set forth above, for 30 days after the date of this prospectus supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The shares will be ready for delivery on or about May 8, 2012.

Goldman, Sachs & Co.

The date of this prospectus supplement is May 3, 2012

ABOUT THIS PROSPECTUS SUPPLEMENT

          Unless the context otherwise requires, "TAL International Group", "TAL", "the Company", "we", "us", "our" and similar names refer to TAL International Group, Inc. and its subsidiaries.

          This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering of shares of our common stock. The second part is the accompanying prospectus, which provides more general information. Generally, when we refer to "this prospectus", we are referring to both parts of this document combined. If the description of this offering varies between the prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement contains information about the shares of our common stock offered in this offering and may add, update or change information in the accompanying prospectus. Before you invest in shares of our common stock, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the headings "Where You Can Find More Information" and "Information Incorporated by Reference".

          You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the underwriter nor the selling stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement, including any information incorporated in this prospectus supplement by reference, the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date of the respective document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus supplement is correct as of any date after the date of this prospectus supplement.

S-i

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights selected information about us. This summary does not contain all of the information that may be important to you or that you should consider before deciding to invest in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and the information incorporated by reference herein, including the risk factors and our consolidated financial statements and the related notes before investing in our common stock.

 Our Company

          TAL International Group, Inc. is one of the world's leading owners and lessors of intermodal containers and chassis. Intermodal containers are large, standardized steel boxes used to transport freight by ship, rail or truck. Because of the handling efficiencies they provide, intermodal containers are the primary means by which many goods and materials are shipped internationally. Chassis are rectangular, wheeled steel frames used for the transportation of containers domestically.

          Our operations include the acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers. According to Drewry Maritime Research, we are the world's fourth largest lessor of intermodal containers as measured by fleet size. As of March 31, 2012, our total fleet consisted of 1,012,891 containers and chassis, including 25,991 containers under management for third parties, representing 1,648,707 twenty-foot equivalent units ("TEU"). We have an extensive global presence, offering leasing services through 17 offices in 11 countries and approximately 225 third-party container depot facilities in 39 countries as of March 31, 2012. Our customers are among the world's largest shipping lines and include, among others, APL-NOL, CMA CGM, Hapag-Lloyd, Mediterranean Shipping Company and NYK Line.

          While our total revenue is primarily made up of leasing revenues, gains or losses on the sale of used containers can have a significant positive or negative impact on our profitability. The most important driver of our profitability is the extent to which leasing revenues (which are driven primarily by our owned container fleet size, utilization and average rental rates) exceed our ownership, operating and administrative costs. We seek to exceed a targeted return on our investment over the life cycle of each container by managing container utilization, per diem lease rates, drop-off restrictions and the used container sale process.

Corporate Information

          Our principal executive offices are located at 100 Manhattanville Road, Purchase, New York 10577 and our telephone number is (914) 251-9000. Our web site address is www.talinternational.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:.	5,000,000 shares
Common stock outstanding before and after this offering	33,567,883 shares
Use of proceeds	We will not receive any of the proceeds from the sale of common stock by the selling stockholders.
Underwriter's Option to Purchase Additional Shares	The selling stockholders have granted the underwriter an option for a period of 30 days to purchase an additional 750,000 shares of our common stock.
Risk factors	See "Risk Factors" beginning on page S-3 of this prospectus supplement for a discussion of specific risks you should consider before purchasing our common stock.
New York Stock Exchange symbol	TAL

          The number of shares outstanding after this offering includes 33,567,883 shares of common stock outstanding as of April 20, 2012 and, unless otherwise indicated, excludes:

  •
  478,373 shares of common stock issuable upon exercise of outstanding options under our stock incentive plan at a weighted average exercise price of $18.02 per share; and

  •
  1,262,806 shares of common stock reserved for future issuance under our stock incentive plan.

RISK FACTORS

          Investing in our common stock involves a high degree of risk. You should carefully consider all the information set forth in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein before deciding to invest in our common shares. In particular, we urge you to consider carefully the factors set forth under the heading "Item IA. Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, incorporated by reference herein. The occurrence of any such risks might cause you to lose all or part of your investment. Some statements in our risk factors constitute forward looking statements. Please refer to the section entitled "Cautionary Note Regarding Forward-Looking Statements" in the accompanying prospectus.

SELLING STOCKHOLDERS

          The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of April 20, 2012 and the number of shares to be offered by the selling stockholders pursuant to this prospectus supplement. The table also provides information regarding the beneficial ownership of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares offered under this prospectus supplement. Please see "Corporate Governance and Related Matters" and "Certain Relationships and Related Transactions" in our Proxy Statement on Schedule 14A filed with the SEC on March 23, 2012, which has been incorporated in this prospectus supplement by reference, for a description of the material relationships between us and the selling stockholders.

          Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares of our common stock. Generally, a person "beneficially owns" shares if the person has, or shares with others, the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares of our common stock beneficially owned by a person includes shares of common stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days. The percentage of our common stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds which are exercisable or convertible within 60 days, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the person.

          The percentages in the table below are based on 33,567,883 shares of our common stock outstanding as of April 20, 2012, together with the person's options to purchase shares of our common stock outstanding which are fully vested at April 20, 2012 and restricted stock granted and not yet vested, in each case which are exercisable or that will vest within 60 days of the date of this prospectus supplement.

				Beneficial Ownership After Offering Underwriter's Option to Purchase Additional Shares
	Beneficial Ownership Before Offering		Number of Shares Offered(1)
				No Exercise		Full Exercise
Selling Stockholder	Number	%		Number	%	Number	%
The Resolute Fund, L.P.(2)	7,436,561	22.2	4,114,600	3,321,961	9.9	2,704,771	8.1
JZ Capital Partners Limited(3)	800,118	2.4	442,700	357,418	1.1	291,013	0.9
Edgewater Growth Capital Partners, L.P.(4)	800,117	2.4	442,700	357,417	1.1	291,012	0.9

(1)
Excludes up to 750,000 shares subject to the underwriters' option to purchase additional shares. Each selling stockholder has granted the underwriter the option to purchase up to the following additional number of shares of common stock for 30 days after the date of this prospectus supplement: The Resolute Fund, L.P. — 617,190 shares; JZ Capital Partners Limited — 66,405 shares; and Edgewater Growth Capital Partners, L.P. — 66,405 shares.

(2)
Represents an aggregate of 7,436,561 shares of common stock owned by The Resolute Fund, L.P. and certain of its affiliated funds (collectively, "The Resolute Funds"). The respective ownership of the shares of common stock owned by each of The Resolute Funds are: (a) The Resolute Fund, L.P. — 6,598,457 shares of common stock; (b) The Resolute Fund Singapore PV, L.P. — 259,475 shares of common stock; (c) The Resolute Fund Netherlands PV I, L.P. — 311,370 shares of common stock; (d) The Resolute Fund Netherlands PV II, L.P. — 259,475

  shares of common stock; and (e) The Resolute Fund NQP, L.P. — 7,784 shares of common stock. The Resolute Funds are managed by The Jordan Company, L.P. Resolute Fund Partners, LLC, the general partner of each of The Resolute Funds, exercises investment discretion and control over the shares held by The Resolute Funds. The address for this beneficial owner is 767 Fifth Avenue, 48th Floor, New York, New York 10153. A. Richard Caputo, Jr. and Douglas J. Zych may be deemed to share voting and investment power over the shares owned by The Resolute Funds as a result of their position or affiliation with Resolute Fund Partners, LLC and/or The Jordan Company, L.P. Each such individual disclaims beneficial ownership of the shares owned by The Resolute Funds. The Resolute Funds, the Edgewater Funds (as defined below) and JZ Capital Partners Limited (collectively owning approximately 27% of our common stock) are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of common stock in favor of the nominees designated by The Resolute Funds, L.P. to our Board of Directors. The amounts in the table above relating to The Resolute Funds do not include any shares owned by the Edgewater Funds or JZ Capital Partners Limited, as The Resolute Funds disclaim beneficial ownership of such shares.

(3)
JZ Capital Partners Limited is an investment trust listed on the London Stock Exchange. Its business is to invest, primarily in the United States, in debt and equity securities recommended by Jordan/Zalaznick Advisers, Inc., a Delaware corporation based in New York, that is its sole investment advisor. JZ Capital Partners Limited is governed by a board of independent directors, comprised of David Macfarlane (Chairman), David Allison, Patrick Firth, James Jordan and Tanja Tibaldi, who have shared voting and investment power over the shares held by JZ Capital Partners Limited. The address for this beneficial owner is 2nd Floor, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey, Channel Islands GY13NQ. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Limited (collectively owning approximately 27% of our common stock) are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of common stock in favor of the nominees designated by The Resolute Funds, L.P. to our Board of Directors. The amounts in the table relating to JZ Capital Partners Limited above do not include any shares owned by The Resolute Funds or the Edgewater Funds, as JZ Capital Partners Limited disclaims beneficial ownership of such shares.

(4)
Represents an aggregate of 800,117 shares of common stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. (collectively the "Edgewater Funds"). The respective ownership of the shares of common stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. are (a) Edgewater Private Equity Fund III, L.P. — 110,171 shares of common stock; and (b) Edgewater Growth Capital Partners, L.P. — 689,946 shares of common stock. The address for these beneficial owners is 900 N. Michigan Ave., Suite 1800, Chicago, Illinois 60616. Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. are governed by an executive committee (the "Committee") which has voting and investment power with respect to the shares owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. The Committee is comprised of James A. Gordon, Gregory K. Jones and David M. Tolmie, each of whom may be deemed to share voting and investment power over the shares owned by Edgewater Private Equity Fund III, L.P. and Edgewater Growth Capital Partners, L.P. The Resolute Funds, the Edgewater Funds and JZ Capital Partners Limited (collectively owning approximately 27% of our common stock) are parties to a stockholders agreement pursuant to which such stockholders have agreed to vote their respective shares of common stock in favor of the nominees designated by The Resolute Funds, L.P. to our Board of Directors. The amounts in the table above relating to the Edgewater Funds do not include any shares owned by The Resolute Funds or JZ Capital Partners Limited, as the Edgewater Funds disclaim beneficial ownership of such shares.

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

          This section describes the material United States federal income and estate tax consequences of the ownership and disposition of shares of our common stock by a non-U.S. holder. When we refer to a non-U.S. holder, we mean a beneficial owner of our common stock that, for U.S. federal income tax purposes, is other than:

  •
  a citizen or resident of the United States;

  •
  a corporation (including for this purpose any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that is subject to the primary supervision of a U.S. court and to the control of one or more U.S. persons, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

          If a partnership (including for this purpose any other entity, either organized within or without the United States, treated as a partnership for U.S. federal income tax purposes) holds the shares, the tax treatment of a partner as a beneficial owner of the shares generally will depend upon the status of the partner and the activities of the partnership. Foreign partnerships also generally are subject to special U.S. tax documentation requirements. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

          This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

          You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

          Except as described below, if you are a non-U.S. holder, dividends paid to you are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments. If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

          If dividends paid to you are "effectively connected" with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we generally are not required to withhold tax from the dividends, provided that you have furnished to us a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to this exemption from withholding. In lieu of withholding, "effectively connected" dividends are taxed at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. holder, "effectively connected" dividends that you receive may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

          If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of our common stock unless:

  •
  you are an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met;

  •
  such gain is effectively connected with your conduct of a trade or business within the United States and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by you;

  •
  you are subject to the Code provisions applicable to certain U.S. expatriates; or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes and, assuming that our common stock is deemed to be "regularly traded on an established securities market", you held, directly or indirectly at any time during the five-year period ending on the date of disposition or such shorter period that such shares were held, more than five percent of our common stock. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

          Special rules may apply to certain non-U.S. holders, such as "controlled foreign corporations", "passive foreign investment companies", and corporations that accumulate earnings to avoid U.S. federal income tax. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Federal Estate Taxes

          If our common stock is held by a non-U.S. holder at the time of death, such stock will be included in the holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Additional Withholding Requirements

          Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale of our common stock paid after December 31, 2012, to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. Although these withholding and reporting requirements generally may apply to payments made after December 31, 2012, the Internal Revenue Service has issued guidance indicating that any withholding obligations will begin on or after January 1, 2014, with respect to dividends, and January 1, 2015, with respect to gross proceeds. Prospective investors should consult their own tax advisors regarding this new legislation.

Backup Withholding and Information Reporting

          If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting on Internal Revenue Service Form 1099 with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker, as long as:

  •
  the income associated with such payments is otherwise exempt from U.S. federal income tax;

  •
  the payor or broker does not have actual knowledge or reason to know that you are a U.S. person; and

  •
  you have furnished to the payor or broker a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-U.S. person, or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations (or you otherwise establish an exemption).

          Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a U.S. address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the documentation requirements described above are met or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person.

          In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a U.S. person;

  •
  a controlled foreign corporation for U.S. federal income tax purposes;

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the documentation requirements described above are met or you otherwise establish an exemption and the broker does not have actual knowledge or reason to know that you are a U.S. person. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a U.S. person.

          You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

          In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on Internal Revenue Service Form 1042-S the entire amount of any distribution irrespective of any estimate of the portion of the distribution that represents a taxable dividend. This information may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

UNDERWRITING

          The Company, the selling stockholders and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 5,000,000 shares offered hereby from the selling stockholders.

          Goldman, Sachs & Co. may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

          Goldman, Sachs & Co. proposes to offer the shares of common stock from time to time for sale in one or more transactions in the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, Goldman, Sachs & Co. may be deemed to have received compensation in the form of underwriting discounts. Goldman, Sachs & Co. may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

          Goldman, Sachs & Co. has an option to buy up to an additional 750,000 shares from the selling stockholders to cover sales by Goldman, Sachs & Co. of a greater number of shares than the total number set forth above. Goldman, Sachs & Co. may exercise that option for 30 days.

          In connection with the offering, Goldman, Sachs & Co. may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which Goldman, Sachs & Co.'s option described above may be exercised. Goldman, Sachs & Co. may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, Goldman, Sachs & Co. will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. Goldman, Sachs & Co. must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if Goldman, Sachs & Co. is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

          Purchases to cover a short position as well as other purchases by Goldman, Sachs & Co. for its own account, may have the effect of preventing or retarding a decline in the market price of the Company's common stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Goldman, Sachs & Co. is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

          The Company and the selling stockholders have agreed with Goldman, Sachs & Co., subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 75 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. This agreement does not apply to any existing employee benefit plans.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Goldman, Sachs & Co. has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

          The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

          This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and Goldman, Sachs & Co. has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

          The Company and the selling stockholders estimate that their share of the total expenses of the offering, excluding deemed underwriting discounts and commissions, will be approximately $250,000.

          The Company and the selling stockholders have agreed to indemnify Goldman, Sachs & Co. against certain liabilities, including liabilities under the Securities Act of 1933.

          The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise). The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

          Certain legal matters in connection with the sale of the shares of common stock offered by this prospectus supplement will be passed upon for us and the selling stockholders by Mayer Brown LLP, New York, New York. The underwriter has been represented by Cravath, Swaine & Moore LLP.

EXPERTS

          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

          The SEC allows us to "incorporate by reference" in this prospectus supplement the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offerings of the shares of common stock by means of this prospectus supplement are terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

          We are incorporating by reference the following documents in this prospectus supplement:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 22, 2012;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on April 30, 2012;

  •
  our Proxy Statement on Schedule 14A filed with the SEC on March 23, 2012;

  •
  our Current Reports on Form 8-K filed with SEC on February 28, 2012, March 5, 2012, March 27, 2012, April 2, 2012, April 13, 2012, April 26, 2012 and April 27, 2012 (other than information "furnished" under Items 2.02 or 7.01, which information is not incorporated herein by reference);

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2005; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

          We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephoning us as the following address and telephone number:

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577

Attn: Marc Pearlin, Vice President, General Counsel and Secretary
Telephone: (914) 251-9000

WHERE YOU CAN FIND MORE INFORMATION

          We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus supplement. This prospectus supplement, which is a part of that registration statement, does not include all of the information contained in the registration statement. For more information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

          These filings are also available on the Internet website maintained by the SEC at http://www.sec.gov and may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

PROSPECTUS

Shares of Common Stock

of

TAL INTERNATIONAL GROUP, INC.

        From time to time, the selling stockholders may offer and sell our shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.

        This prospectus describes some of the general terms that may apply to an offering of our shares of common stock by the selling stockholders. The specific terms and any other information relating to a specific offering, including the names of any selling stockholders, will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read this prospectus, the applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in our common stock.

        Our common stock is listed on the New York Stock Exchange under the symbol "TAL." On February 27, 2012, the closing price of our common stock on the New York Stock Exchange was $39.53.

        Investing in our common stock involves a high degree of risk. For a discussion of factors that you should consider before you invest in our securities, see "Risk Factors" on page 2 of this prospectus and in the documents which are incorporated by reference herein, and contained in the applicable prospectus supplement and any related free writing prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

        The selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any offer to purchase our shares of common stock offered hereby. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth the specific terms of the plan of distribution, including any applicable commissions or discounts.

The date of this prospectus is February 28, 2012.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, the selling stockholders may sell shares of our common stock from time to time in one or more offerings.

        This prospectus only provides you with a general description of the shares of our common stock that the selling stockholders may offer. Each time any selling stockholder sells shares of our common stock, we will provide a prospectus supplement containing specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any related free writing prospectus, together with additional information described under "Documents Incorporated by Reference into this Prospectus" and "Where You Can Find More Information."

        Wherever references are made in this prospectus to information that will be included in a prospectus supplement or a related free writing prospectus, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus is as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        Industry data and other statistical information contained or incorporated by reference in this prospectus are based on independent publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, derived from our review of internal surveys and the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        No offer of these securities will be made in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

        Unless the context otherwise requires, "TAL International Group," "the Company," "we," "us," "our" and similar names refer to TAL International Group, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference contain, or will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements, other than statements of historical facts, included in this prospectus, any prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "expect," "estimate," "anticipate," "predict," "believe," "think," "plan," "will," "should," "intend," "seek," "potential" and similar expressions and variations are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        The forward-looking statements in this prospectus, any prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus are subject to a number of known and unknown risks and uncertainties that could cause our actual results, performance or achievements to differ materially from those described in the forward-looking statements, including, but not limited to, the risks and uncertainties described in the section entitled "Risk Factors" in this prospectus, in any accompanying prospectus supplement, any related free writing prospectus and in any document we incorporate by reference in this prospectus.

        Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented or incorporated by reference herein.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referred to in this way is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial filing of the registration statement that contains this prospectus and prior to the date that the offerings of the securities offered by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We are incorporating by reference the following documents in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on February 22, 2012;

  •
  our proxy statement on Schedule 14A filed with the SEC on March 25, 2011;

  •
  the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 5, 2005; and

  •
  all documents filed by us under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the date that the offerings of the securities offered by means of this prospectus are terminated. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing or by telephoning us as the following address and telephone number:

TAL International Group, Inc.
100 Manhattanville Road
Purchase, New York 10577
Attn: Marc Pearlin, Vice President, General Counsel and Secretary
Telephone: (914) 251-9000

THE COMPANY

        TAL International Group, Inc. leases intermodal transportation equipment, primarily maritime containers, and provides maritime container management services, through a worldwide network of offices, third party depots and other facilities. We operate in both international and domestic markets. The majority of our business is derived from leasing its containers to shipping line customers through a variety of long-term and short-term contractual lease arrangements. We also sell our own containers and containers purchased from third parties for resale. We also enter into management agreements with third party container owners under which we manage the leasing and selling of containers on behalf of the third party owners.

        We operate our business in one industry, intermodal transportation equipment, and have two business segments:

  •
  equipment leasing, in which we own, lease and ultimately dispose of containers and chassis from our lease fleet, and manage leasing activities for containers owned by third parties; and

  •
  equipment trading, in which we purchase containers from shipping line customers and other sellers of containers, and resell these containers to container traders and users of containers for storage or one way shipment.

        We operate our business through 17 worldwide offices located in 11 different countries as of December 31, 2011. Our principal executive offices are located at 100 Manhattanville Road, Purchase, New York 10577 and our telephone number is (914) 251-9000. Our web site address is www.talinternational.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption "Risk Factors" included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011. See "Where You Can Find More Information." Additional risk factors that you should carefully consider may be included in a prospectus supplement relating to an offering of securities by the selling stockholders or any related free writing prospectus.

        The risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement, any related free writing prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        The following is a description of the material terms of our second amended and restated certificate of incorporation and amended and restated bylaws and is qualified by reference to our second amended and restated certificate of incorporation and amended and restated bylaws. We have filed copies of these documents as exhibits to the registration statement of which this prospectus forms a part.

        Our authorized capital stock presently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share, of which 210,000 shares have been designated as Series A 12.0% cumulative senior preferred stock, par value $0.001 per share. As of February 3, 2012, there were issued and outstanding:

  •
  33,543,566 shares of our common stock (excluding 3,011,843 shares held in treasury);

  •
  options to purchase 515,288 shares of our common stock at a weighted average exercise price of $18.03 per share;

  •
  no shares of our Series A 12.0% cumulative senior preferred stock; and

  •
  no shares of our undesignated preferred stock.

  Common Stock

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders, including elections of directors. No holder of common stock may cumulate votes in voting for our directors. Subject to the rights of any holders of any outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, that the board of directors may from time to time declare out of funds legally available. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

        The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued by us upon completion of this offering will be fully paid and nonassessable.

        Subject to the rules and regulations of the New York Stock Exchange, our authorized but unissued shares of common stock will be available for future issuance without additional stockholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

        The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

  Preferred Stock

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

        Under the terms of our second amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

        Preferred stock will be fully paid and nonassessable upon issuance.

  Registration Rights

        We have entered into a shareholders agreement that provides some of our stockholders both demand registration rights and piggyback registration rights. We refer to shares of our common stock that are subject to registration rights agreements as registrable securities.

  Demand Registration Rights

        At any time and from time to time, the holders of at least 10% of our common stock on a fully diluted basis or owning registrable securities with an expected value in a registered public offering of at least $50 million have rights, at their request, to have their shares registered for resale under the Securities Act. Upon receipt of such request, we must give notice to all other holders of registrable securities and we generally are required to use our best efforts to effect such registration. We are not required to effect any registration requested by a stockholder if we have received more than three registration requests from such stockholder or if we have effected any registration (other than on Form S-3 or any successor form relating to secondary offerings) within 180 days prior to such request. We are also not required to effect any registration statement if such request for registration is for less than 10% of the shares of common stock then outstanding and the aggregate purchase price of the shares to be included in the requested registration is less than $50 million. We are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all such registrations.

  Piggyback Registration Rights

        The holders of registrable securities have rights to have their shares registered for resale under the Securities Act if we register any of our securities, either for our own account or for the account of other stockholders, subject to the right of underwriters to limit the number of shares included in an underwritten offering.

  Delaware Business Combination Statute

        Section 203 of the Delaware General Corporation Law provides that, subject to exceptions set forth therein, an interested stockholder of a Delaware corporation shall not engage in any business combination, including mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the date that the stockholder becomes an interested stockholder unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

  •
  on or subsequent to such date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

        Except as otherwise set forth in Section 203, an interested stockholder is defined to include:

  •
  any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

  •
  the affiliates and associates of any such person.

        Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. We have elected to be exempt from the restrictions imposed under Section 203. The provisions of Section 203 may encourage persons interested in acquiring us to negotiate in advance with our board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approves either the business combination or the transaction which results in any such person becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

  Limitations on Director Liability

        Under the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        In addition, Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under

Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit. Our second amended and restated certificate of incorporation contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

        We have also entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in our second amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of ours or any of our subsidiaries, or as a director or officer of any other company or enterprise that the person provides services to at our request.

  Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

  New York Stock Exchange Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "TAL."

SELLING STOCKHOLDERS

        This prospectus relates to the possible resale by certain of our stockholders, who we refer to in this prospectus as the "selling stockholders," of shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus through (1) several private placements of our common stock prior to our initial public offering and (2) several private placements of our convertible preferred stock prior to our initial public offering, all of which shares were converted into shares of our common stock in connection with our initial public offering. Information about the selling stockholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        The selling stockholders may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement or related free writing prospectus.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices related to the prevailing market prices at the time of sale or at negotiated prices, any of which may represent a discount from the prevailing market price. The selling stockholders also may, from time to time, authorize underwriters acting as their agents to offer and sell the offered securities upon the terms and conditions set forth in the applicable prospectus supplement or related free writing prospectus. In connection with the sale of offered securities, underwriters may be deemed to have received compensation from the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by the selling stockholders to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement or related free writing prospectus. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement or related free writing prospectus.

        Some of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon by Mayer Brown LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the securities offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and the securities offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934. In accordance with those requirements, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC's public reference rooms at the following location:

        100 F Street, N.E.
        Washington, D.C., 20549

        You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

        The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC's web site at http://www.sec.gov.

Prospectus Supplement

5,000,000 Shares

TAL INTERNATIONAL GROUP, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.

May 3, 2012